                                                       [Logo of Arthur Andersen]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 333-63103 and 333-42895.


/s/ Arthur Andersen LLP

Arthur Andersen LLP

Chicago, Illinois
March 5, 2002


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